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                    JOINT VENTURE AND SHAREHOLDERS AGREEMENT

         THIS AGREEMENT (the "AGREEMENT) made and entered into effective as of the ___ day of _______ 1999 by and between Health Care Service Corporation, a Mutual Legal Reserve Company ("HCSC"), United Heartland, Inc., a Wisconsin corporation, ("UH"), United Wisconsin Insurance Company, a Wisconsin corporation ("UWIC"), and United Wisconsin Services, Inc., a Wisconsin corporation (UH, UWIC and United Wisconsin Services, Inc. collectively referred to as "UWS") (UWS and HCSC sometimes individually and collectively referred to as the "VENTURER" or "VENTURERS").

                                    RECITALS

         1. HCSC, through its subsidiaries Third Coast Holding Company, Third Coast Insurance Company and Third Coast Insurance Services Company, each an Illinois corporation (collectively referred to as "Third Coast"), engages in workers' compensation insurance business in Illinois, including without limitation managed care, management and administrative services relating thereto; and

         2. UWS, through its wholly owned subsidiaries, engages in workers' compensation insurance business in Wisconsin and other states, including without limitation managed care, management and administrative services relating thereto and possesses expertise and know-how, including registered and unregistered copyrighted computer software and computer systems relating to the workers' compensation insurance business; and

         3. The Venturers desire to operate a joint venture in Illinois through an Illinois corporation to be formed (the "Company") to underwrite and market workers' compensation insurance policies to employers located in Illinois.

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         4.       The parties hereto desire that their respective rights and obligations be set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

                                1.  PURPOSE

         The Venturers wish to invest in the Company as a separate business entity with an objective to engage in the following activities in Illinois (and such other states as the Company's board of directors may approve):

         a. Developing, marketing and servicing managed care/preferred provider organization programs in connection with administering workers' compensation claims of employees of Illinois employers, and foreign employees of Illinois employers.

         b. Providing services as a managing general agent and third party administrator in connection with workers' compensation claims programs of Illinois employers and foreign employees of Illinois employers.

         c. Developing, marketing, servicing and administering workers' compensation or other individual or group policies of insurance, to be underwritten and/or issued by UWIC on behalf of the Company, and offered by the Company to Illinois employers, foreign employees of Illinois employers and Illinois employees of foreign employers.

                    2.  SUBSCRIPTION FOR SHARES: CONTRIBUTION

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         2.1      SUBSCRIPTION OF AND PAYMENT FOR SHARES OF STOCK. Each of
HCSC and UWS does hereby subscribe for and purchase 500 shares of Common Stock, no par value, of the Company ("Company Stock"), and does hereby agree to make payment for such shares as set forth in Sections 2.2 and 2.3 below.

         2.2 CONTRIBUTIONS OF HCSC. In consideration of the issuance of Common Stock to HCSC as set forth in Section 2.1, HCSC agrees to contribute to the Company the following:

         a. For the first year of operation, HCSC will permit the Company to utilize without additional fees to HCSC the existing Third Coast provider network in Illinois and any HCSC provider network that may be developed in any new market. At the end of the first year of operation, the Company will either pay rent in an amount to be agreed upon in exchange for the right to use such network, or the parties shall agree on the creation of a new provider network;

         b. All Third Coast operational, administrative, loss control, claims and managed care staff shall be transferred to and become employees of the Company at no additional cost to the Company. In the event any of these employees have their employment terminated during the first three (3) months of the Company's operations, Third Coast shall be responsible for any liabilities associated with such termination(s); and

         c. HCSC will contribute $50,000 to the Company in immediately available funds.

         2.3 CONTRIBUTIONS BY UWS. In consideration of the issuance of Common Stock to UWS as set forth in Section 2.1, UWS agrees to contribute to the Company the following:

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         a.  ,, the use of and access to UWS's know how, methods, systems, software and all other information and expertise relating to the operations, management, underwriting and administration of worker's compensation insurance business; and

         b. the use of UWS's license for utilizing customized workers compensation systems and software; and

         c. UWS will contribute $50,000 to the Company in immediately available funds.

                  3.  OPERATIONS OF THE COMPANY FOLLOWING CLOSING

         3.1 UNDERWRITING. All insurance policies issued by the Company shall be written through UWS's wholly owned subsidiary, United Wisconsin Insurance Company ("UWIC") pursuant to an Underwriting Management Agreement in a form reasonably acceptable to the parties.

of

         3.2 PROFIT SHARING. UWS (collectively with its subsidiaries) and HCSC (collectively with its subsidiaries) shall share both profits and losses, as applicable, 50% to UWS and 50% to HCSC, for all joint venture business written by the Company after Closing. Any such profits of the Company shall be determined after deducting for any underwriting losses incurred pursuant to the Underwriting Management Agreement referenced in
Section 3.1 above.

         3.3 ADMINISTRATIVE AND MARKETING ALLOWANCE. The Company shall agree with HCSC and UWS on an administrative and marketing allowance for the Company. Such allowance shall be approximately equal to the cost of operations plus an annual bonus to be

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paid to Company employees based on the Company's confirmed loss and expense ratios as set by the Company's Board of Directors. The Board of Directors of the Company shall determine annually in advance target loss and expense ratios for purposes of the bonus.

         3.4 EXCLUSIVITY. During the term of the Joint Venture, HCSC and UWS will contribute to the Company all new and renewal worker's compensation business developed by either of them in the State of Illinois, as further defined in Section 9.2, and shall offer the Company a right of first refusal on all worker's compensation business developed by either of them in the State of Texas.

         3.5 MARKETING OVERRIDE ALLOWANCE. The Company shall pay to HCSC, as an operating expense, an allowance ("Override Allowance") on premiums written for the Company by HCSC's salaried sales force equal to one percent (1%) of annual premium of new business written and one-half percent (0.5%) of annual premium of renewal business written. The Override Allowance shall constitute full and complete compensation by the Company to HCSC's sales force for such business written. The Override Allowance shall continue for two years following termination of this Agreement.

         3.6 BLUE CROSS BLUE SHIELD TRADEMARK. The Company shall not use the Blue Cross Blue Shield tradenames or trademarks.

         3.7 COMPANY EXPENSES. The Company shall be responsible for the following costs of operating the joint venture:

(a) costs related to acquiring and retaining any necessary additional personnel

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(b)  costs associated with upgrading or adding any workstations or computers in connection with utilization of the workers compensation computer software licensed to UWS.

(c) costs associated with systems conversions except that HCSC shall not be responsible for any costs associated with the Company's or the Wisconsin Companies' becoming Year 2000 compliant. The Company, however, shall not be responsible for any costs associated with the conversion of HCSC or Third Coast data to the new system.


                       4.  REPRESENTATIONS AND WARRANTIES

         4.1 AUTHORITY FOR AGREEMENT. Each of the Venturers warrants and represents to the other that it has the full power, right and authority to enter into and perform this Agreement without the consent of any other person, entity (other than UWIC or parties which have entered into reinsurance agreements with Third Coast) or governmental agency except as set forth in Section 6.2(c), and that neither this Agreement nor its performance will breach any agreement or covenant to which it is a party or otherwise bound.

         4.2. NO COMMISSIONS. Each of the Venturers represents and warrants to the other that it has not taken any action or entered into any agreement that would obligate the Company or any Venturer to pay any broker's or finder's fee or commission to any third party on account of the consummation of this Agreement or the transactions contemplated hereunder.

         4.3 LITIGATION. Each of the Venturers represents and warrants to the other that it is not a party to and has not been threatened by any action, suit, proceeding, claim, demand or investigation that questions the legality or propriety of the transactions contemplated hereunder

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or that would, if adversely determined, have the effect of preventing or impairing consummation or performance of the transactions contemplated hereunder.

         4.4 SURVIVAL. The representations and warranties made hereunder shall survive the Closing of the transactions contemplated hereunder.


                   5.  ORGANIZATION AND GOVERNANCE OF COMPANY

         5.1 ARTICLES OF INCORPORATION AND BY-LAWS. Prior to the Closing, as hereinafter provided, the articles of incorporation and by-laws of the Company will be prepared in form and substance mutually acceptable to the Venturers.

         5.2 OFFICE. The initial principal place of business of the Company will be located in Rosemont, IL. The Company may maintain other offices at such locations as the Venturers mutually agree.

         5.3 AUTHORIZED STOCK. The authorized capital stock of the Company shall consist of 1,000 shares of common stock ("SHARES"). The articles of incorporation of the Company shall provide for pre-emptive rights with regard to further issuance of common stock or warrants, rights or securities convertible into Common Stock, except as may be contemplated hereunder or for employee option and benefit purposes.

         5.4      BOARD OF DIRECTORS.

         (a)      The board of directors of the Company shall consist of six
(6) directors, elected as hereinafter provided. In the event any vacancy occurs in the board of directors, such vacancy shall be filled as hereinafter provided. The board of directors shall annually select a

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chairperson. The chairperson shall alternate annually between representatives of UWS and HCSC.

                  (i) The Venturers agree that UWS shall have the right to appoint and remove three (3) directors of the Company and that HCSC shall have the right to appoint and remove three (3) directors of the Company. In the event a director shall resign, the Venturer whom such director represents shall have the right to appoint a successor. Each Venturer agrees to cause the shares owned by it to be voted for the nominees of the other Venturer as directors as contemplated herein.

                  (ii) The initial members of the board of directors shall hold office until the earlier of their resignation or removal.

                  (iii) Each Venturer agrees that all shares owned or controlled by it will be voted in a manner consistent with this Agreement.

         (b) A quorum of the board of directors shall consist of a majority of the directors then in office and must include at least one director representative of each Venturer. Notice of all directors' meetings, including the purpose thereof, shall be provided in writing at least two (2) business days prior to any such meeting.

         (c)      Action by the Company's board of directors in
Section 5.4 (e) must be authorized by a "Supermajority Vote", as hereinafter defined. All other action by the Company's board of directors shall be authorized by a "Majority Vote", as herein after defined. A "SUPERMAJORITY VOTE" shall mean the affirmative vote of four of the directors. A "MAJORITY VOTE" shall mean the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

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         (d)      The following matters shall require a Supermajority Vote of the board of directors.

                  (i)     any loan or line of credit of $100,000 or more;

                  (ii) any guarantee of the obligation of a third party other than in the ordinary course of business, or other than for amounts which are not material to the Company's assets or net income;

                  (iii) any amendment to the by-laws or articles of incorporation of the Company;

                  (iv) transactions between the Company and either Venturer or any of their respective subsidiaries or affiliates, other than:
(1) those in the ordinary course of business of the Company; or (2) those which are not reasonably expected to have a material effect on the Company; or (3) those which do not involve a material amount of the Company's assets or income;

                  (v) investment of the Company's assets in another entity or business.;

                  (vi) declaring dividends or any other distribution of profits other than as provided in the articles of incorporation;

                  (vii) changing the major duties, responsibilities or title of any elected officer of the Company;

                  (viii)   selection of an external auditor;

                  (ix) approval of overall financial policy and adoption or revision of any business plan or annual budget;

                  (x) adoption, amendment or termination of employee benefit plans or senior management compensation plans, if any.

                  (xi) election, compensation or discharge of officers of the Company; and

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                  (xii)    issuance of additional capital stock of the
Company .

                  (xiii) creation of any committee of the Board of Directors.

                  (xiv) any modification or amendment of, any waiver of noncompliance under, cancellation of or declaration of an Event of Default under the Underwriting Management Agreement.

                        6.  CLOSING, CAPITAL CONTRIBUTIONS
                             AND SUPPORT OBLIGATIONS



         6.1 CLOSING. A closing (the "CLOSING") pursuant to this Agreement shall be held at 10:00 a.m., local time, on June 30, 1999, or such later date as the parties may mutually agree upon, at Blue Cross Blue Shield of Illinois, Chicago, Illinois, or at such other place or time as the Venturers shall agree upon (such date and time hereinafter referred to as the "CLOSING DATE").

         6.2 CONDITIONS PRECEDENT TO CLOSING. The obligations of each Venturer under this Agreement shall, at its option, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  (a) There shall have been no material breach by any Venturer in the performance of any of its covenants and agreements herein; each of the representations and warranties of the other Venturer shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the other Venturer and except that any representation or warranty made as of a specified date pursuant to the express terms of this Agreement shall be true and correct as of

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such date; and there shall have been delivered to the other Venturer a certificate or certificates to such effect, dated as of the Closing Date, signed on behalf of the other Venturer by the President or other senior officer of such other Venturer.

                  (b) No action, suit or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

                  (c) The parties shall have received all governmental regulatory approvals, if any, necessary to consummate the transactions contemplated hereby which are required to be obtained on or prior to the Closing by applicable law or regulations.

                  (d) UWIC and HCSC shall have obtained commitments for excess reinsurance agreements that are reasonably acceptable to the parties.

                  (e) The Company and UWIC shall have executed the Underwriting Management Agreement.

                  (f) On or prior to the tenth business day after the execution of this Agreement, the parties shall have executed a Stock Purchase Commitment pursuant the terms and conditions of which;

                          (i)       United Wisconsin Services, Inc. shall
purchase from HCSC 50% of the Common Stock (the "Purchased Stock") of Third Coast Holding Company (including its subsidiaries) (collectively "Third Coast") and contribute the Purchased Stock to the Company.

                           (ii)     HCSC shall contribute the remaining 50%
of the Common Stock of Third Coast to the Company.

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                           (iii)    United Wisconsin Services, Inc. shall pay
for the Purchased Stock with Common or Preferred stock of United Wisconsin Services, Inc., notes of United Wisconsin Services, Inc., cash, or any combination thereof at UWS's option, having a value equal to 50% of the adjusted book value of Third Coast as determined by an independent appraiser satisfactory to both parties; provided that the parties shall use their best efforts to cause Third Coast to be able to pay to HCSC, prior to the Closing of the purchase and sale of the Purchased Stock, the surplus notes owed by Third Coast to HCSC for the Purchased Stock.

                  In the event that the parties do not agree to a Stock Purchase Commitment on or before the tenth business day after the execution of this Agreement, either party may terminate this Agreement and neither party shall have any liability to the other party with respect to the transactions described herein.

                  In connection with the Stock Purchase Commitment, the parties shall negotiate in good faith to amend Article 3 of this Agreement to have HCSC receive the economic effect of a ceding of 50% of the Company's business written after the closing of the Stock Purchase Commitment.

                  (g) Third Coast and the Company shall have executed an Administrative Services Agreement relating to the administration of claims on policies written by Third Coast prior to the closing of the transactions contemplated by Section 6.2(f) hereof.

                  (h) The Company, HCSC and UWS shall have agreed on a business plan and cash flow projection relating to the Company.

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                  (i)  UWS shall have received approval of this Agreement by its Board of Directors.

                  (j) UWS shall have received an unqualified opinion of tax counsel of UWS's choice that the consummation of the transactions contemplated by this Agreement will not, either by itself or in combination with any other transaction, cause the spin-off of UWS's managed care and specialty businesses from its small group businesses to be taxable in whole or in part to UWS, American Medical Security Group, Inc. ("AMSG") or the shareholders of UWS or AMSG.

                  Each Venturer agrees to notify the other Venturer promptly in the event such Venturer determines that it is unlikely that any condition set forth in this Section 4.2 will not be satisfied prior to Closing.

         6.3      SUPPORT OBLIGATIONS.

Each of the Venturers covenants to continue to provide to the Company each of the contributions set forth in Section 2 of this Agreement for the term of this Agreement, unless otherwise indicated.

                         7.  TRANSACTIONS WITH VENTURERS

         (a) Each of the Venturers anticipates that certain of their respective Subsidiaries or affiliates will enter into agreements with the Company to provide various services therefor. All other factors being equal, the Company shall treat each Venturer, and its Subsidiaries and affiliates, as preferred suppliers or providers of such services, but the terms and conditions of such services shall be negotiated on an arm's length basis. Further, each Venturer and its

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respective subsidiaries and affiliates agree that, to the extent it sells or provides its goods or services to the Company, it shall do so on terms no less favorable than it sells or provides similar goods or services to other similar entities.

         (b) HCSC has certain business that exists from prior to Closing ("Prior Business"), as listed on Exhibit 3 attached hereto, which will not be contributed to the Company. To the extent that the Company, its employees or representatives perform any work on claim run-off of said Prior Business, HCSC shall be solely liable for all related claims, employment compensation, other costs, expenses, fees and any and all liability related to or arising out of the Prior Business in accordance with the Administrative Services Agreement.

                             8.  PUBLIC ANNOUNCEMENT

         No press release or other announcement to the public regarding this Agreement or the transactions contemplated hereby shall be made without the prior mutual consent of UWS and HCSC.

                     9.  CONFIDENTIALITY AND NON-COMPETITION

         9.1 CONFIDENTIALITY. The Company and each Venturer, on behalf of itself and its subsidiaries and affiliates, shall keep confidential all books of account and other records of the Company in accordance with the Confidentiality Agreement between UWS, HCSC, Blue Cross and Blue Shield of Texas, Inc. and Blue Cross & Blue Shield United of Wisconsin dated January, 1997.

         9.2 NON-COMPETITION. For the term of this Agreement, except through the Company, neither Venturer, either individually or through an affiliate or subsidiary, will engage in the

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worker's compensation insurance business with employers headquartered in the
State of Illinois. This non-competition commitment does not apply to existing clients of UWS as identified to HCSC prior to Closing. It does apply to any future clients who purchase or are covered by worker's compensation related services from UWS or HCSC or any of their respective subsidiaries or affiliates.

         9.3 PURCHASE OF THE COMPANY. In the event UWS or HCSC purchases the other party's interest in the Company, as defined in Section 10, then the selling party, including any of its subsidiaries or affiliates, shall not directly or indirectly solicit, accept or perform any of the business covered by this Agreement for a period of two (2) years following the closing of such purchase of the Company.

                     10.  RESTRICTIONS ON TRANSFERS OF SHARES

         10.1 GENERAL TRANSFER PROHIBITION. During the term of this Agreement, neither Venturer shall sell or transfer any of its Shares to the other Venturer or to any third party, except to the extent permitted in this
Section 10.

         10.2 PERMITTED TRANSFERS. Either Venturer may transfer all or part of its Shares to any of its subsidiaries or affiliates at any time during the term of this Agreement provided that the transferring Venturer remains a party to and bound by, this Agreement. Any agreement or understanding governing any such transfer shall provide that such transferee understands and agrees that by virtue of such transfer, it will be subject to and bound by the terms and conditions of this Agreement, including but not limited to the provisions of Section 5.4, as applicable to the Venturer transferring such Shares.

         10.3     RIGHTS TO PURCHASE.

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         (a)  Effective December 31, 2002 and at any time thereafter, each of the Venturers shall have the right to purchase the Common Stock of the other Venturer or sell its shares of Common Stock to the other Venturer as follows:

         1. A Venturer (for purposes of this seciton, the "Initiating Venturer") shall offer to purchase the Common Stock of the other Venturer (for purposes of this Section, the "Receiving Venturer") for cash in an amount specified by the Initiating Venturer (the "Proposed Price") or to sell to the Purchasing Venturer for the Proposed Price the shares of Common Stock owned by the Initiating Venturer.

         2. For a period of 30 days after receipt by the Receiving Venturer of the offer to purchase, the Receiving Venturer shall have the option either to accept such offer or to notify the Initiating Venturer that the Receiving Venturer elects to purchase the Initiating Venturer's shares for cash at the Proposed Price (if the Initiating Venturer's offer is an offer to purchase the Receiving Venturer's shares) or that the Receiving Venturer elects to sell the Receiving Venturer's shares (if the Initiating Venturer's offer is an offer to sell the Initiating Venturer's shares).

         3. The Receiving Venturer shall notify the Initiating Venturer of its decision and the parties shall complete whichever transaction is selected within 30 days after receipt by the Initiating Venturer of written notification from the Receiving Venturer of its decision.

         10.4     RIGHT OF FIRST REFUSAL.

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         Except for permitted transfers in Section 10.2 above, in the event that a Venturer shall desire to sell, assign or transfer all Shares held by it to any other person or entity, (the "Offered Shares") and shall be in receipt of a BONA FIDE offer to purchase the Offered Shares ("Offer"), the following procedure shall apply. The Selling Venturer shall give to the Non-Selling Venturer written notice containing the terms and conditions of the Offer, including, but not limited to (i) the number of Offered Shares;
(ii) the price per share; (iii) the method of payment; and (iv) the name(s) of the proposed purchaser(s); (v) any information which such Selling Venturer may have with respect to the business management, marketing strategy and financial capacity of such bona fide proposed purchaser(s); and (vi) a statement that such Selling Venturer is willing to accept the bona fide offer. A copy of the bona fide offer, signed by the proposed purchaser(s), shall be affixed to the written notice.

         An Offer shall not be deemed BONA FIDE unless, among other things, the method of payment is cash, promissory notes, marketable securities or a combination thereof, the Selling Venturer has informed the prospective purchaser of its obligation under this Agreement and the prospective purchaser has agreed to become a party hereunder and to be bound hereby. The Non-Selling Venturer is entitled to take such steps as they reasonably may deem necessary to determine the validity and BONA FIDE nature of the Offer.

         Until 30 days after receipt of such notice, the Non-Selling Venturer shall have the right to purchase the Offered Shares at the price offered by the prospective purchaser and specified in such notice. The Non-Selling Venturer electing to purchase must give written notice of its election to purchase the Offered Shares to the Selling Venturer within 30 days of the date of the notice of Offered Shares referred to above. Such Non-Selling Venturer notice shall specify the number of Offered Shares desired to be purchased hereunder.

         If all of the Offered Shares are not purchased by the Non-Selling Venturer as permitted herein, then the Offered Shares may be sold, assigned or transferred according to the Offer; provided that such transfer requires the new shareholder to assume the obligations of the Selling Venturer under this Agreement; and provided further that such transfer complies with all applicable federal and state securities laws.

         10.5 LEGEND. All Shares shall be subject to this Agreement, and each certificate for such Shares shall bear the following legend:

                  "The sale, transfer, or encumbrance of these shares is prohibited unless and then only to the extent allowed by a Joint Venture and Shareholders Agreement dated April 28, 1999 among the Company Shareholders. Any sale or transfer or encumbrance of these shares which is not in accordance with such Agreement is void and of no effect. By accepting this certificate or any shares of stock evidenced by this certificate, the holder agrees to be bound by such Agreement. A copy of such Agreement is on file with the Secretary of the Company."

         10.6 TRANSFER OF INTELLECTUAL PROPERTY. ANY SOFTWARE OR OTHER CUSTOMIZED WORKERS COMPENSATION SYSTEMS ("INTELLECTUAL PROPERTY") DEVELOPED BY THE VENTURERS DURING THE TERM OF THE JOINT VENTURE SHALL BE AND REMAIN THE PROPERTY OF THE JOINT VENTURE. ANY OTHER INTELLECTUAL PROPERTY SUSCEPTABLE OF LICENSE BY A VENTURER AND USED BY THE COMPANY SHALL BE LICENSED BY SUCH VENTURER TO ANY PURCHASER OF THE COMPANY, ON COMMERCIALLY REASONABLE TERMS, SO AS TO ENABLE SUCH PURCHASER TO OPERATE THE COMPANY IN THE SAME MANNER AS WAS OPERATED PRIOR TO SUCH PURCHASE. THE LICENSE REFERRED TO ABOVE SHALL BE

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EXCLUSIVE FOR BUSINESS CONDUCTED IN THE STATE OF ILLINOIS ONLY AND
NONEXCLUSIVE WITH RESPECT TO OTHER GEOGRAPHIC AREAS.

                  11.  ACCOUNTING REPORTING AND RELATED MATTERS

         11.1 FISCAL YEAR. The Company's fiscal year shall begin on January l and end on December 31 of each year.

         11.2 BOOKS AND RECORDS. The Company shall keep proper corporate records and books of account in which true and correct entries will be made of all transactions on an accrual basis. Such records and books of account shall be sufficient to permit the preparation of the financial statements described in Section 11.4 below. Each Venturer, at its own expense, shall have the right to audit the books and records of the Company.

         11.3 INSPECTION. Each Venturer, for so long as it or any of its subsidiaries or affiliates owns Shares, shall have the right, either directly or through its representatives, to visit and inspect the properties of the Company, to examine its books of account and corporate records to make copies thereof and to discuss the affairs, finances and accounts of the Company with the Company's officers, employees and external auditors.

         11.4 FINANCIAL STATEMENTS. The Company shall cause to be prepared and delivered to each Venturer, for so long as such Venturer or any of its subsidiaries or affiliates own Shares, the following financial statements, prepared in accordance with generally accepted accounting principles consistently applied:

                  (a) within thirty (30) business days after the end of each calendar quarter, an unaudited balance sheet of the Company as of its most recently completed accounting quarter and related statement of earnings and retained earnings and of cash flow; and

                  (b)  as soon as available and in any event within sixty
(60) days after the end of each fiscal year, audited balance sheets of the Company as of such fiscal year-end and the related statements of earnings and retained earnings and of cash flow for such fiscal year, all accompanied by an opinion of the Company's certified independent public accountants.

                  (c) Statutory Annual Statements and other statements as required by applicable state law.

                                  12.  DEFAULT

         12.1 EVENTS OF DEFAULT. Each of the following shall be deemed to be an "EVENT OF DEFAULT":

                  (a) A material breach of this Agreement or the attendant Underwriting Management Agreement, which breach, if susceptible of cure, is not cured as promptly as possible but in any event within sixty (60) days after receipt by the breaching party or parties of written notice from the other party or parties, specifying such violation or breach.

                  (b) Any fraudulent action or representation by any party to this Agreement.

                  (c) The filing by a Venturer of a petition for liquidation, adjudication as a bankrupt or relief as a debtor or of a petition or answer seeking reorganization or an arrangement or similar relief under any bankruptcy, insolvency, or similar laws of the United States of America or any state thereof, now or hereafter in effect; the consent by a Venturer to the filing of a petition in any such liquidation, bankruptcy or reorganization proceeding; the consent by a Venturer to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; the making of a general assignment by the Venturer for the benefit of its creditors; the execution by a Venturer of a consent to any other type of insolvency proceeding (under the United States Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, the Venturer; or the appointment of a receiver, trustee, custodian, or officers performing similar functions for a Venturer or for any of its assets or the filing against a Venturer of a petition for liquidation, or adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or of any state thereof, now or hereinafter in effect, or the institution of any other type of insolvency proceeding (under the United States Bankruptcy Code or otherwise) or for any formal or informal proceeding for the dissolution or liquidation of, a Venturer and such appointment is not vacated or such petition or proceeding is not dismissed within thirty (30) days after such appointment, filing or institution.

         12.2 TERMINATION OF OWNERSHIP UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the non-defaulting Venturer, in addition to and without diminishing or affecting any other rights and remedies it may have under applicable law, this Agreement or otherwise, shall have the right at its option, to avail itself of the rights provided for in Section 10.3 of this Agreement.

                            13.  TERM AND TERMINATION

         13.1     TERMINATION BEFORE CLOSING.

                  (a) Any Venturer may terminate this Agreement at or prior to the Closing, upon written notice to the other Venturers, upon the occurrence of any of the following:

                       (i) A representation or warranty of the other Venturer set forth in Section 4 of this Agreement is incorrect or untrue in any material respect.

                       (ii)    A suit, action, investigation by any
governmental body or legal or administrative proceeding is brought or threatened questioning the validity or legality of this Agreement or any of the transactions contemplated hereby.

                       (iii) The other Venturer shall cause an Event of Default to occur.

                       (iv) The Venturers mutually agree to extend or terminate the Closing and performance of this Agreement.

                       (v) any of the Closing conditions specified in Sections 6.2 or 6.4 shall not have been satisfied prior to Closing Date (or such earlier date as may be applicable).

                  (b) Upon or in connection with termination of this Agreement pursuant to Section 13:

                       (i) Each Venturer shall bear its own costs and expenses incurred up to and including such termination, and the Venturers shall have no further obligation or liabilities to each other, except as provided in (ii) below.

                       (ii) Neither Venturer shall issue any press release or make any public announcement with respect to the termination of this Agreement without the consent of the other Venturer, such consent not to be unreasonably withheld.

         13.2 TERMINATION AFTER CLOSING. The Venturers may terminate this Agreement at any time upon mutual written agreement.

         13.3     TERM.

                  (a) Except as otherwise expressly provided herein, this Agreement shall be effective from the date hereof and continue in effectfrom Closing until DECEMBER 31, 2002.

                  (b) Upon termination of this Agreement other than pursuant to Sections 9.3 and 10 herein, the Venturers shall proceed with an equitable distribution of the Company business.

                                 14.  GENERAL

         14.1 DISPUTES. All disputes or controversies between the Venturers, or the Company and either Venturer or any of its subsidiaries or affiliates, arising out of or in connection with this Agreement, shall, to the extent reasonably possible, be resolved within thirty (30) business days following written notice of such dispute to all interested parties. In the event that such disputes cannot be resolved as provided hereinabove, any party to such dispute, upon fifteen (15) notice to the other interested parties, may request that such dispute be submitted for non-binding mediation. In such event, all such parties shall consent to participate in good faith and in such mediation.

         14.2 GIVING OF NOTICE. All notices under this Agreement shall be deemed to be given upon receipt by the party entitled to such notice of a fax or certified or registered letter and addressed as indicated below. Any party may change the address to which any notice or report shall be sent by making a written notice to the other party specifying the new address.

         If to UWS:

                  401 West Michigan Street
                  --------------------------------
                  Milwaukee, Wisconsin 53203
                  --------------------------------
                  Thomas R. Hefty
                  --------------------------------
                  Attention:  President
                              --------------------
                  Fax:  (414) 226-6229
                        --------------------------

         If to HCSC:

                  901 South Central Expressway
                  --------------------------------
                  Richardson, Texas  75080
                  --------------------------------
                  Attention:  Michael Lewis
                              --------------------
                  Fax:  (972) 766-1221
                        --------------------------

         with copy to:

                  Hugo Tagli, Jr.,Esq.
                  --------------------------------
                  300 E. Randolph
                  --------------------------------
                  Chicago, Illinois 60601-5655
                  --------------------------------
                  (312) 819-1943
                  --------------------------------

         14.3 ASSIGNMENTS. Except as set forth in Section 10 hereof, this Agreement may not be assigned or transferred, including an assignment or transfer by operation of law, by either party without the prior written consent of the other party.

         14.4 NO BENEFIT TO THIRD PARTIES. The rights and privileges afforded by this Agreement are solely for the benefit of the parties hereto and in no circumstances shall any other person have any rights or privileges or be entitled to any benefits under this Agreement.

         14.5 STOCK LEGEND. All certificates representing Shares shall bear a legend reflecting the existence of this Agreement and the restrictions on transfer of Shares provided in Section 10 of this Agreement, all in form satisfactory to the Venturers.

         14.6 AMENDMENTS. This Agreement may be amended or modified only by the execution by the parties hereto of a document setting forth such amendment or modification.

         14.7 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes any and all prior agreements, arrangements, letter or letters of intent, and understandings related to the subject matter hereof.

         14.8 GOVERNING LAW. The Agreement shall be governed by and construed and enforced in accordance with the laws of Illinois.

         14.9 SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be or become invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired; provided, however, that in such event the parties shall achieve the purpose of the invalid provision by agreeing to a new, legally valid provision which shall become part of this Agreement or such document.

         14.10    RECITALS.  The recitals are part of this Agreement.

         14.11 CAPTIONS. The Section captions and headings used herein shall not be used to interpret this Agreement.

         14.12 WAIVER. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same unless the same is waived in writing. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing and signed by the President of such party, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach of any other term, covenant, representation.

         14.13 COUNTERPARTS. This Agreement may be executed in one or more copies, each of which shall be deemed an original, provided that all such copies, in the aggregate, shall contain the signature of all parties hereto.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the day and year first above written.

UNITED WISCONSIN
SERVICES, INC.


By:
     ------------------------------------
     Thomas R. Hefty
     President



HEALTH CARE SERVICE
CORPORATION


By:
     ------------------------------------


     ------------------------------------



UNITED HEARTLAND, INC.


By:
     ------------------------------------


     ------------------------------------



UNITED WISCONSIN INSURANCE COMPANY


By:
     ------------------------------------


     ------------------------------------




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